UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2024

CLOVER HEALTH INVESTMENTS, CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39252	98-1515192
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3401 Mallory Lane, Suite 210
Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 432-2133

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CLOV	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
As previously disclosed, on March 26, 2024, Plaintiff Bruce Taylor (“Plaintiff”), a putative shareholder of Clover Health Investments, Corp. (the "Company"), filed a putative class action complaint, captioned Bruce Taylor v. Chelsea Clinton, et al., C.A. No. 2024-0305-MTZ (Del. Ch.) (the “Action”), against the Company and its directors in the Delaware Court of Chancery challenging a Company bylaw governing the process for nominating a candidate to the Company's board of directors as preclusive and coercive. Also as previously disclosed, in June 2024, the Company adopted an amendment to its bylaws mooting the Action, and the Plaintiff voluntarily dismissed the suit, with the court retaining jurisdiction solely for the purpose of determining Plaintiff’s counsel’s application for attorneys’ fees and reimbursement of expenses (the “Fee Application”). Solely to avoid the time and expense of continued litigation, the parties agreed to resolve the Fee Application in exchange for a payment by Clover Health of $250,000 to Plaintiff’s counsel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clover Health Investments, Corp.

Date:	October 25, 2024	By:	/s/Karen M. Soares
		Name:	Karen M. Soares
		Title:	General Counsel and Corporate Secretary